Exhibit 99.1

Permian Basin Royalty Trust

PERMIAN BASIN ROYALTY TRUST ANNOUNCES RESULTS OF SOFTVEST HEARING REQUESTING MODIFICATION OF TRUST INDENTURE

DALLAS, Texas, May 8, 2026 – Argent Trust Company, as Trustee of the Permian Basin Royalty Trust (NYSE: PBT) (“Permian” or the “Trust”) today announced that a hearing was held on May 8, 2026, before the 96th District Court of Tarrant County, Texas in connection with the Original Petition for Modification of Trust (the “Petition”) filed by SoftVest, L.P. (“SoftVest”), a unitholder of the Trust, seeking judicial modification of the Trust’s Indenture. At the hearing, the Court approved SoftVest’s requested modifications which (1) amended Section 8.03 of the Indenture to eliminate the requirement that certain amendments require approval by 75% of the outstanding units of the Trust, and (2) deleted Section 10.01 of the Indenture that sets forth certain prohibited amendments and replaced Article X of the Indenture with a provision permitting amendment of any provision of the Indenture by a vote of unitholders in accordance with Article VIII (which, as amended, will permit amendment by a majority in interest of unitholders constituting a quorum at a meeting of unitholders where a quorum is present).

FORWARD-LOOKING STATEMENTS

Any statements in this press release about future events or conditions, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” “may,” “intends,” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause the Trust’s actual results to differ materially from the results the Trustee anticipates include, but are not limited to the factors described in Part I, Item 1A, “Risk Factors” of the Trust’s Annual Report on Form 10-K for the year ended December 31, 2025, and Part II, Item 1A, “Risk Factors” of subsequently filed Quarterly Reports on Form 10-Q.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in this press release represent the Trustee’s views as of the date hereof. The Trustee anticipates that subsequent events and developments may cause its views to change. However, while the Trustee may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Trustee’s views as of any date subsequent to the date hereof.

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Contact: Nancy Willis, Director of Royalty Trust Services, Argent Trust Company, Trustee, Toll Free – 1.855.588.7839